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                                  PRESS RELEASE

             SCOTT'S LIQUID GOLD-INC. ADOPTS SHAREHOLDER RIGHTS PLAN

     DENVER, CO - February 22, 2001 - Scott's Liquid Gold-Inc. (OTCBB: SLGD) announced that its Board of Directors has adopted a shareholder rights plan for its common stock. The Company stated that the rights plan is designed to assure that the Company's shareholders receive fair and equitable treatment in the event of an unsolicited attempt to acquire the company. One right will be issued for each share of common stock issued and outstanding on March 2, 2001 and for each share of common stock that is issued or sold after that date and prior to the "Distribution Date."

     The Distribution Date means generally a date which is ten days after a person becomes an "Acquiring Person" or the commencement of a tender offer that would make a person a beneficial owner of 15% or more of the Company's common stock. An Acquiring Person means a person or group owning beneficially 15% or more of the outstanding shares of common stock. Mark E. Goldstein, Chairman of the Board, Chief Executive Officer and President of the Company, who currently owns beneficially more than 15% of the Company's outstanding common stock, together with his affiliates, and certain of their transferees are not, and will not be, Acquiring Persons under the rights plan. The Company's subsidiaries and employee benefits plans are also not and will not be, Acquiring Persons.

     Each right entitles shareholders to buy one share of Scott's Liquid Gold-Inc. common stock at an exercise price of $8.00 per share, subject to adjustments; however, the rights are not exercisable until the Distribution Date. The rights will expire on February 21, 2011 or upon earlier redemption of the rights. No separate certificates representing the rights will be issued unless and until a Distribution Date occurs. If any person becomes an Acquiring Person, or certain other events relating to an Acquired Person occur, the right will entitle each holder to receive shares of common stock (or, in certain instances, cash, property or other securities) having a market value of two times the exercise price of the right. Also, after a triggering event, if the Company is acquired in a merger or other business combination or if certain assets are sold, the holder of a right may exercise the right to receive common stock of the acquiring company with a market value two times the exercise price of the right. The rights are subject to certain anti-dilution adjustments, for example, adjustments for stock splits.

     The Board of Directors may redeem the rights at a redemption price of $.01 per right at any time prior to the earlier of the separation of the rights from underlying common stock after a triggering event or the expiration date of the rights on February 21, 2011. The Board may freely amend the rights without approval of the holders of the rights until the rights become exercisable, and thereafter to a more limited extent. Distribution of the rights is not a taxable event to shareholders. Additional details regarding the shareholder rights plan will be outlined in a letter that will be mailed to shareholders.

     Scott's Liquid Gold stated that the rights plan was not adopted in response to any outside effort to gain control of the company, and that it is not aware of any takeover attempt.
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     Scott's Liquid Gold-Inc. develops, manufactures and markets high quality household and consumer products, including Scott's Liquid Gold wood cleaners/preservatives, Touch of Scent air fresheners, Alpha Hydrox skin care products, and Neoteric Diabetic Skin Care products. The Company is headquartered in Denver, Colorado, and its common stock trades on the OTC Bulletin Board under the symbol "SLGD".

     Additional information on Scott's Liquid Gold-Inc. and its products can be accessed on the World Wide Web: www.scottsliquidgold.com, www.alphahydrox.com, www.touchofscent.com, and www.neotericdiabetic.com.

     THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF U.S. FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS AND THE COMPANY'S PERFORMANCE INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS IN THE MARKETPLACE; ACCEPTANCE IN THE MARKETPLACE OF THE COMPANY'S NEW PRODUCT LINES; COMPETITIVE FACTORS; THE NEED FOR EFFECTIVE ADVERTISING OF THE COMPANY'S PRODUCTS; LIMITED RESOURCES AVAILABLE FOR SUCH ADVERTISING; NEW PRODUCT INTRODUCTIONS BY OTHERS; TECHNOLOGICAL CHANGES; DEPENDENCE UPON THIRD-PARTY VENDORS AND UPON SALES TO MAJOR CUSTOMERS; CHANGES IN THE REGULATION OF THE COMPANY'S PRODUCTS, INCLUDING APPLICABLE ENVIRONMENTAL REGULATIONS; ADVERSE DEVELOPMENTS IN PENDING LITIGATION; THE LOSS OF ANY EXECUTIVE OFFICER; AND OTHER RISKS DISCUSSED IN THIS RELEASE AND IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES AFTER THE DATE OF THIS RELEASE.


                    For further information, please contact:
              Carolyn J. Anderson or Jeff Johnson at (303) 373-4860
                                       or
   RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or
                               info@rjfalkner.com